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                                                                  EXHIBIT 23.2.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Caldera, Inc. of our report dated September 12, 2000 relating to the financial statements of The Server and Professional Services Groups, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


San Jose, California
September 13, 2000